QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on February 27, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The New York Times Company
(Exact Name of Registrant as Specified in its Charter)

New York (State or other Jurisdiction of Incorporation or Organization)	13-1102020 (I.R.S. Employer Identification No.)

620 Eighth Avenue
New York, New York 10018
(212) 556-1234
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

KENNETH A. RICHIERI, ESQ.
Senior Vice President and General Counsel
The New York Times Company
620 Eighth Avenue
New York, New York 10018
(212) 556-1234
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
HOWARD A. KENNY, ESQ
Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
(212) 309-6000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public:
From time to time after the effective date of this registration statement, as determined by market conditions.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Debt Securities

(1)
An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee, except for $29,425 that has already been paid with respect to $225,000,000 aggregate principal amount of securities that were previously registered pursuant to registration statement no. 333-97199, and were not sold thereunder.

PROSPECTUS

THE NEW YORK TIMES COMPANY

Debt Securities

        Our debt securities may be offered from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of the offering.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide you with the specific terms of the debt securities to be offered in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

        We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. For additional information on the method of sale, refer to the section entitled "Plan of Distribution" below. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

        Investing in our debt securities involves risks. See risk factors beginning on page 2 of this prospectus. You should consider all risk factors herein, as updated and modified periodically in our reports filed with the Securities and Exchange Commission as described in the section entitled "Where You Can Find More Information" in this prospectus, as well as any additional risk factors that may be contained in the relevant prospectus supplement to this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 27, 2008

i

THE NEW YORK TIMES COMPANY

        The New York Times Company (the "Company") was incorporated on August 26, 1896, under the laws of the State of New York. We are a diversified media company that currently includes newspapers, Internet businesses, a radio station, investments in paper mills and other investments.

        We classify our businesses based on our operating strategies into the following two segments:

  •
  the News Media Group:  The New York Times Media Group, which principally includes The New York Times, NYTimes.com, the International Herald Tribune, IHT.com, WQXR-FM and related businesses; the New England Media Group, which principally includes The Boston Globe, Boston.com, the Worcester Telegram & Gazette, Telegram.com and related businesses; and the Regional Media Group, which includes 14 daily newspapers and related businesses.

  •
  the About Group:  the Web sites of About.com, ConsumerSearch.com, UCompareHealthCare.com and Calorie-Count.com.

        Additionally, we own equity interests in a Canadian newsprint company and a supercalendered paper manufacturing partnership in Maine; New England Sports Ventures, LLC, which owns the Boston Red Sox, Fenway Park and adjacent real estate, approximately 80% of New England Sports Network (the regional cable sports network that televises the Red Sox games) and 50% of Roush Fenway Racing, a leading NASCAR team; and 49% of Metro Boston LLC, which publishes a free daily newspaper catering to young professionals and students in the Greater Boston area.

        Our common stock is listed on the New York Stock Exchange under the symbol "NYT".

        Our principal executive office is at 620 Eighth Avenue, New York, NY, 10018 and our telephone number is (212) 556-1234. Our Web site is http://www.nytco.com. Information on our Web site is not incorporated by reference into this prospectus and therefore is not part of this prospectus.

RISK FACTORS

        You should consider all risk factors described below, as updated and modified periodically in our reports filed with the Securities and Exchange Commission (the "SEC") as described in the section entitled "Where You Can Find More Information" below, as well as any additional risk factors that may be contained in the relevant prospectus supplement to this prospectus, before deciding to purchase our debt securities. Our business is also affected by changes in general economic and business conditions, acts of war, terrorism and natural disasters.

Risks associated with our company

  All of our businesses face substantial competition for advertisers.

        Most of our revenues are from advertising. We face formidable competition for advertising revenue in our various markets from free and paid newspapers, magazines, Web sites, television and radio, other forms of media, direct marketing and the Yellow Pages. Competition from these media and services affects our ability to attract and retain advertisers and consumers and to maintain or increase our advertising rates.

        This competition has intensified as a result of digital media technologies. Distribution of news, entertainment and other information over the Internet, as well as through mobile phones and other devices, continues to increase in popularity. These technological developments are increasing the number of media choices available to advertisers and audiences. As media audiences fragment, we expect advertisers to allocate larger portions of their advertising budgets to digital media, such as Web sites and search engines, which can offer more measurable returns than traditional print media through pay-for-performance and keyword-targeted advertising.

        In recent years, Web sites that feature help wanted, real estate and/or automobile advertising have become competitors of our newspapers and Web sites for classified advertising, contributing to significant declines in print advertising. We may experience greater competition from specialized Web sites in other areas, such as travel and entertainment advertising. Some of these competitors may have more expertise in a particular advertising category, and within such category, larger advertiser or user bases, and more brand recognition or technological features than we offer.

        We are aggressively developing online offerings, both through internal growth and acquisitions. However, while the amount of advertising on our Web sites has continued to increase, we will experience a decline in advertising revenues if we are unable to attract advertising to our Web sites in volumes sufficient to offset declines in print advertising, for which rates are generally higher than for Internet advertising.

        We have placed emphasis on building our digital businesses. Failure to fulfill this undertaking would adversely affect our brands and business prospects.

        Our growth depends to a significant degree upon the development of our digital businesses. In order for our digital businesses to grow and succeed over the long term, we must, among other things:

  •
  significantly increase our online traffic and revenue;

  •
  attract and retain a base of frequent visitors to our Web sites;

  •
  expand the content, products and tools we offer in our Web sites;

  •
  respond to competitive developments while maintaining a distinct brand identity;

  •
  attract and retain talent for critical positions;

  •
  maintain and form relationships with strategic partners to attract more consumers;

  •
  continue to develop and upgrade our technologies; and

  •
  bring new product features to market in a timely manner.

        We cannot assure that we will be successful in achieving these and other necessary objectives. If we are not successful in achieving these objectives, our business, financial condition and prospects could be adversely affected.

        Our Internet advertising revenues depend in part on our ability to generate traffic.

        Our ability to attract advertisers to our Web sites depends partly on our ability to generate traffic to our Web sites, especially in categories of information being particularly sought by Internet advertisers, and partly on the rate at which users click through on advertisements. Advertising revenues from our Web sites may be negatively affected by fluctuations or decreases in our traffic levels.

        The Web sites of the About Group, including About.com, ConsumerSearch.com, UCompareHealthCare.com and Calorie-Count.com, rely on search engines for a substantial amount of their traffic. For example, we estimate that approximately 70% of About.com's traffic is generated through search engines, while an estimated 25% of its users enter through its home and channel pages and 5% come from links from other Web sites and blogs. Our other Web sites also rely on search engines for traffic, although to a lesser degree than the Web sites of the About Group. Search engines (including Google, the primary search engine directing traffic to the Web sites of the About Group and many of our other sites) may, at any time, decide to change the algorithms responsible for directing search queries to Web pages. Such changes could lead to a significant decrease in traffic and, in turn, Internet advertising revenues.

        New technologies could block our advertisements, which could adversely affect our operating results.

        New technologies have been developed, and are likely to continue to be developed, that can block the display of our advertisements. Most of our Internet advertising revenues are derived from fees paid to us by advertisers in connection with the display of advertisements. As a result, advertisement-blocking technology could in the future adversely affect our operating results.

        Decreases, or slow growth, in circulation adversely affect our circulation and advertising revenues.

        Advertising and circulation revenues are affected by circulation and readership levels. Our newspaper properties, and the newspaper industry as a whole, are experiencing difficulty maintaining and increasing print circulation and related revenues. This is due to, among other factors, increased competition from new media formats and sources other than traditional newspapers (often free to users), and shifting preferences among some consumers to receive all or a portion of their news other than from a newspaper. These factors could affect our ability to institute circulation price increases for our print products.

        A prolonged decline in circulation copies would have a material effect on the rate and volume of advertising revenues (as rates reflect circulation and readership, among other factors). To maintain our circulation base, we may incur additional costs, and we may not be able to recover these costs through circulation and advertising revenues. We have sought to reduce our other-paid circulation and to focus promotional spending on individually paid circulation, which is generally more valued by advertisers. If those promotional efforts are unsuccessful, we may see further declines.

        Difficult economic conditions in the United States, the regions in which we operate or in specific economic sectors could adversely affect the profitability of our businesses.

        National and local economic conditions, particularly in the New York City and Boston metropolitan regions, as well as in Florida and California, affect the levels of our retail, national and classified advertising revenue. Negative economic conditions in these and other markets could adversely affect our level of advertising revenues and an unanticipated downturn or a failure of market conditions to improve, such as in Florida and California as a result of the recent downturn in the housing markets, could adversely affect our performance.

        Our advertising revenues are affected by economic and competitive changes in significant advertising categories. These revenues may be adversely affected if key advertisers change their advertising practices, as a result of shifts in spending patterns or priorities, structural changes, such as consolidations, or the cessation of operations. Help wanted, real estate and automotive classified listings, which are important categories at all of our newspaper properties, have declined as less expensive or free online alternatives have proliferated and as a result of economic changes, such as the recent local and nationwide downturn in the housing markets.

        The success of our business depends substantially on our reputation as a provider of quality journalism and content.

        We believe that our products have excellent reputations for quality journalism and content. These reputations are based in part on consumer perceptions and could be damaged by incidents that erode consumer trust. To the extent consumers perceive the quality of our content to be less reliable, our ability to attract readers and advertisers may be hindered.

        The proliferation of consumer digital media, mostly available at no cost, challenges the traditional media model, in which quality journalism has primarily been supported by print advertising revenues. If consumers fail to differentiate our content from other content providers, on the Internet or otherwise, we may experience a decline in revenues.

        Seasonal variations cause our quarterly advertising revenues to fluctuate.

        Advertising spending, which principally drives our revenue, is generally higher in the second and fourth quarters and lower in the first and third fiscal quarters as consumer activity slows during those periods. If a short-term negative impact on our business were to occur during a time of high seasonal demand, there could be a disproportionate effect on the operating results of that business for the year.

        Our potential inability to execute cost-control measures successfully could result in total operating costs that are greater than expected.

        We have taken steps to lower our costs by reducing staff and employee benefits and implementing general cost-control measures, and we expect to continue cost-control efforts. If we do not achieve expected savings as a result or if our operating costs increase as a result of our growth strategy, our total operating costs may be greater than anticipated. Although we believe that appropriate steps have been and are being taken to implement cost-control efforts, if not managed properly, such efforts may affect the quality of our products and our ability to generate future revenue. In addition, reductions in staff and employee benefits could adversely affect our ability to attract and retain key employees.

        The price of newsprint has historically been volatile, and a significant increase would have an adverse effect on our operating results.

        The cost of raw materials, of which newsprint is the major component, represented 9% of our total costs in 2007. The price of newsprint has historically been volatile and may increase as a result of various factors, including:

  •
  consolidation in the North American newsprint industry, which has reduced the number of suppliers;

  •
  declining newsprint supply as a result of paper mill closures and conversions to other grades of paper; and

  •
  a strengthening Canadian dollar, which has adversely affected Canadian suppliers, whose costs are incurred in Canadian dollars but whose newsprint sales are priced in U.S. dollars.

        Our operating results would be adversely affected if newsprint prices increased significantly in the future.

        A significant number of our employees are unionized, and our results could be adversely affected if labor negotiations or contracts were to further restrict our ability to maximize the efficiency of our operations.

        Approximately 47% of our full-time work force is unionized. As a result, we are required to negotiate the wages, salaries, benefits, staffing levels and other terms with many of our employees collectively. Although we have in place long-term contracts for a substantial portion of our unionized work force, our results could be adversely affected if future labor negotiations or contracts were to further restrict our ability to maximize the efficiency of our operations. If we were to experience labor unrest, strikes or other business interruptions in connection with labor negotiations or otherwise or if we are unable to negotiate labor contracts on reasonable terms, our ability to produce and deliver our most significant products could be impaired. In addition, our ability to make short-term adjustments to control compensation and benefits costs is limited by the terms of our collective bargaining agreements.

        There can be no assurance of the success of our efforts to develop new products and services for evolving markets due to a number of factors, some of which are beyond our control.

        There are substantial uncertainties associated with our efforts to develop new products and services for evolving markets, and substantial investments may be required. These efforts are to a large extent dependent on our ability to acquire, develop, adopt and exploit new and existing technologies to distinguish our products and services from those of our competitors. The success of these ventures will be determined by our efforts, and in some cases by those of our partners, fellow investors and licensees. Initial timetables for the introduction and development of new products or services may not be achieved, and price and profitability targets may not prove feasible. External factors, such as the development of competitive alternatives, rapid technological change, regulatory changes and shifting market preferences, may cause new markets to move in unanticipated directions. Some of our existing competitors and possible additional entrants may also have greater operational, financial, strategic, technological, personnel or other resources than we do. If our competitors are more successful than we are in developing compelling products or attracting and retaining users or advertisers, then our revenues could decline.

        We may not be able to protect intellectual property rights upon which our business relies, and if we lose intellectual property protection, our assets may lose value.

        We own valuable brands and content, which we attempt to protect through a combination of copyright, trade secret, patent and trademark law and contractual restrictions, such as confidentiality agreements. We believe our proprietary trademarks and other intellectual property rights are important to our continued success and our competitive position.

        Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our services, technology and other intellectual property, and we cannot be certain that the steps we have taken will prevent any misappropriation or confusion among consumers and merchants, or unauthorized use of these rights. In addition, laws may vary from country to country and it may be more difficult to protect and enforce our intellectual property rights in some foreign jurisdictions or in a cost-effective manner. If we are unable to procure, protect and enforce our intellectual property rights, then we may not realize the full value of these assets, and our business may suffer.

        We may buy or sell different properties as a result of our evaluation of our portfolio of businesses. Such acquisitions or divestitures would affect our costs, revenues, profitability and financial position.

        From time to time, we evaluate the various components of our portfolio of businesses and may, as a result, buy or sell different properties. These acquisitions or divestitures affect our costs, revenues, profitability and financial position. We may also consider the acquisition of specific properties or businesses that fall outside our traditional lines of business if we deem such properties sufficiently attractive.

        Each year, we evaluate the various components of our portfolio in connection with annual impairment testing, and we may record a non-cash charge if the financial statement carrying value of an asset is in excess of its estimated fair value. Fair value could be adversely affected by changing market conditions within our industry.

        Acquisitions involve risks, including difficulties in integrating acquired operations, diversions of management resources, debt incurred in financing these acquisitions (including the related possible reduction in our credit ratings and increase in our cost of borrowing), differing levels of management and internal control effectiveness at the acquired entities and other unanticipated problems and liabilities. Competition for certain types of acquisitions, particularly Internet properties, is significant. Even if successfully negotiated, closed and integrated, certain acquisitions or investments may prove not to advance our business strategy and may fall short of expected return on investment targets.

        Divestitures also have inherent risks, including possible delays in closing transactions (including potential difficulties in obtaining regulatory approvals), the risk of lower-than-expected sales proceeds for the divested businesses, and potential post-closing claims for indemnification.

        From time to time, we make non-controlling minority investments in private entities. We may have limited voting rights and an inability to influence the direction of such entities. Therefore, the success of these ventures may be dependent upon the efforts of our partners, fellow investors and licensees. These investments are generally illiquid, and the absence of a market inhibits our ability to dispose of them. If the value of the companies in which we invest declines, we may be required to take a charge to earnings.

        Changes in our credit ratings and macroeconomic conditions may affect our borrowing costs.

        Our short- and long-term debt is rated investment-grade by the major rating agencies. These investment-grade credit ratings afford us lower borrowing rates in both the commercial paper markets, revolving credit agreements and in connection with senior debt offerings. To maintain our investment-grade ratings, the credit rating agencies require us to meet certain financial performance ratios. Increased debt levels and/or decreased earnings could result in downgrades in our credit ratings, which, in turn, could impede access to the debt markets, reduce the total amount of commercial paper we could issue, raise our commercial paper borrowing costs and/or raise our long-term debt borrowing rates, including under our revolving credit agreements, which bear interest at specified margins based on our credit ratings. Our ability to use debt to fund major new acquisitions or capital intensive internal initiatives will also be limited to the extent we seek to maintain investment-grade credit ratings for our debt. In addition, changes in the financial and equity markets, including market disruptions and significant interest rate fluctuations, may make it more difficult for us to obtain financing for our operations or investments or it may increase the cost of obtaining financing.

        Sustained increases in costs of providing pension and employee health and welfare benefits may reduce our profitability.

        Employee benefits, including pension expense, account for approximately 9% of our total operating costs. As a result, our profitability is substantially affected by costs of pension benefits and other employee benefits. We have funded, qualified non-contributory defined benefit retirement plans that cover substantially all employees, and non-contributory unfunded supplemental executive retirement plans that supplement the coverage available to certain executives. Two significant elements in determining pension income or pension expense are the expected return on plan assets and the discount rate used in projecting benefit obligations. Large declines in the stock or bond markets would lower our rates of return and could increase our pension expense and cause additional cash contributions to the pension plans. In addition, a lower discount rate driven by lower interest rates would increase our pension expense by increasing the calculated value of our liabilities.

        Our Class B stock is principally held by descendants of Adolph S. Ochs, through a family trust, and this control could create conflicts of interest or inhibit potential changes of control.

        We have two classes of stock: Class A Common Stock and Class B Common Stock. Holders of Class A Common Stock are entitled to elect 30% of the Board of Directors and to vote, with Class B common stockholders, on the reservation of shares for equity grants, certain material acquisitions and the ratification of the selection of our auditors. Holders of Class B Common Stock are entitled to elect the remainder of the Board and to vote on all other matters. Our Class B Common Stock is principally held by descendants of Adolph S. Ochs, who purchased The New York Times in 1896. A family trust holds 88% of the Class B Common Stock. As a result, the trust has the ability to elect 70% of the Board of Directors and to direct the outcome of any matter that does not require a vote of the Class A Common Stock. Under the terms of the trust agreement, trustees are directed to retain the Class B Common Stock held in trust and to vote such stock against any merger, sale of assets or other transaction pursuant to which control of The New York Times passes from the trustees, unless they determine that the primary objective of the trust can be achieved better by the implementation of such transaction. Because this concentrated control could discourage others from initiating any potential merger, takeover or other change of control transaction that may otherwise be beneficial to our businesses, the market price of our Class A Common Stock could be adversely affected.

        Regulatory developments may result in increased costs.

        All of our operations are subject to government regulation in the jurisdictions in which they operate. Due to the wide geographic scope of its operations, the International Herald Tribune is subject to regulation by political entities throughout the world. In addition, our Web sites are available worldwide and are subject to laws regulating the Internet both within and outside the United States. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Risks associated with the offering

        An active trading market for the debt securities may not develop and you may not be able to resell them.

        We do not intend to list the debt securities offered by this prospectus on any securities exchange. We can offer no assurance as to liquidity of any market that may develop for debt securities offered by this prospectus, your ability to sell the debt securities or the price at which you may be able to sell the debt securities. Future trading prices of the debt securities will depend on many factors including, among other things, prevailing interest rates, our operating results and the market for similar securities.

        Our debt securities may be redeemed before maturity, and you may be unable to reinvest the proceeds at the same or a higher rate of return.

        Unless the prospectus supplement applicable to a particular series of debt securities provides otherwise, we may redeem all or a portion of the debt securities at any time. If a redemption occurs, you may be unable to reinvest the money you receive in the redemption at a rate that is equal to or higher than the rate of return on the notes.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements that relate to future events or our future financial performance. We may also make written and oral forward-looking statements in our SEC filings and otherwise. We have tried, where possible, to identify such statements by using words such as "believe," "expect," "intend," "estimate," "anticipate," "will," "project," "plan" and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon our then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in any forward-looking statements. You should bear this in mind as you consider forward-looking statements. Factors that, individually or in the aggregate, we think could cause our actual results to differ materially from expected and historical results include those described in the section titled "Risk Factors" above as well as other risks and factors identified from time to time in our SEC filings.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement under the Securities Act of 1933 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These SEC filings are also available to the public from the SEC's Web site at http://www.sec.gov.

        The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information rather than different information included in this prospectus or a prospectus supplement. We incorporate by reference the document listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

  •
  Annual Report on Form 10-K for the fiscal year ended December 30, 2007, filed with the SEC on February 26, 2008; and

  •
  Current Report on Form 8-K, filed with the SEC on February 12, 2008.

        Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You may request a copy of our filings, at no cost, by writing, telephoning or e-mailing us at the following address:

  The New York Times Company
  620 Eighth Avenue
  New York, NY 10018
  (212) 556-1234
  http://www.nytco.com

        You should rely only on the information provided in this prospectus and the relevant prospectus supplement, as well as the information incorporated by reference herein and therein. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

USE OF PROCEEDS

        We intend to use the net proceeds received from any offering of these securities for general corporate purposes, which may include the reduction of indebtedness, possible acquisitions and any other purposes that we may describe in a prospectus supplement. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	For the Years Ended
	December 30, 2007		December 31, 2006	December 25, 2005	December 26, 2004	December 28, 2003
Ratio of earnings to fixed charges	3.75	(1)	—(2)	6.22	8.11	8.65

(1)
The Company adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 on January 1, 2007 (see Note 10 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 30, 2007). Our policy is to classify interest expense recognized on uncertain tax positions as income tax expense. We have excluded interest expense recognized on uncertain tax positions from the Ratio of Earnings to Fixed Charges.

(2)
Earnings were inadequate to cover fixed charges by $573 million for the year ended December 31, 2006, as a result of non-cash impairment charge of $814.4 million.

        The Ratio of Earnings to Fixed Charges should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended December 30, 2007, which is incorporated by reference into this prospectus.

DESCRIPTION OF DEBT SECURITIES

        Please note that in this section, references to "we", "us", "ours" or "our" refer only to The New York Times Company and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own debt securities registered in their own names on the books maintained by us or the trustee for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in our debt securities should read the section below entitled "Global Securities".

General

        The debt securities offered by this prospectus will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness. The debt securities will be issued under an indenture dated as of March 29, 1995 between us and The Bank of New York (as successor to Chemical Bank) as supplemented by indenture supplements dated as of August 21, 1998 and July 26, 2002 and as further supplemented from time to time. A copy of the indenture and each supplement is filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. You can obtain a copy of the indenture and any indenture supplements by following the directions outlined in "Where You Can Find More Information", or by contacting the indenture trustee, The Bank of New York.

        The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms which will be disclosed in an accompanying prospectus supplement for a particular series. You should read the more detailed provisions of the indenture, including the defined terms. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the indenture. Wherever particular sections or defined terms of the indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

        The indenture provides that our senior unsecured debt securities may be issued in one or more series without limitation as to aggregate principal amount and with terms not inconsistent with the indenture, in each case, as we authorize from time to time. (Section 301)

Types of Debt Securities

        We may issue fixed rate, floating rate or indexed debt securities.

  Fixed rate debt securities

        Fixed rate debt securities will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are often issued at a price lower than the principal amount. Federal income tax consequences and other special considerations applicable to any debt securities issued at a discount will be described in the applicable prospectus supplement.

  Floating rate debt securities

        A floating rate debt security will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If a debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in the applicable supplement.

        Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

        For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

  Indexed debt securities

        A debt security of this type provides that the principal amount payable at its maturity and the amount of interest payable on an interest payment date will be determined by reference to:

  •
  securities of one or more issuers;

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any other financial, economic or other measure or instrument, including the occurrence or nonoccurrence of any event or circumstance; or

  •
  one or more indices or baskets of the items described above.

        If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

        An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder's option.

        If you purchase an indexed debt security, the applicable prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so.

        Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect for that debt security, and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate and its calculation of the amount of interest for any interest period will be final and binding in the absence of manifest error.

        All percentages resulting from any interest rate calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

        In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the prospectus supplement applicable to such floating rate debt security. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

  Original issue discount debt securities

        A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity.

Form, Exchange and Transfer of Debt Securities

        Unless we indicate otherwise in the applicable prospectus supplement, the debt securities will be issued:

  •
  only in fully registered form; and

  •
  in denominations of $1,000 and integral multiples of $1,000. (Section 302)

        Holders may exchange their debt securities for debt securities of the same series in any authorized denominations, as long as the total principal amount is not changed. (Section 305)

        Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities.

        Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the registration, exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities. (Section 305)

        If a debt security is issued as a global debt security, only the depositary—e.g., The Depository Trust Company, Euroclear and Clearstream—will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security. See "Global Securities" below for additional information.

        The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exercise or exchange will be described in the applicable prospectus supplement.

        If the debt securities of any series are to be redeemed in part, we will not be required to issue, register the transfer of or exchange any debt security of that series during a period beginning 15 days before the day of mailing of a notice of redemption and ending on the day of that mailing, or register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of that security being particularly redeemed. (Section 305)

Global Securities

        Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities which will have an aggregate principal amount equal to that of the debt securities it represents. Each global security will be registered in the name of a depositary or its nominee, will be deposited with that depositary or nominee and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any other matters that may be provided for pursuant to the indenture.

        No global security may be exchanged in whole or in part for securities registered, and no transfer of a global security, in whole or in part, may be registered in the name of any person other than the depositary for that global security or any nominee of that depositary unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary for that global security or has ceased to be qualified to act as depositary as required by the indenture;

  •
  there shall have occurred and be continuing an event of default with respect to the debt securities represented by that global security; or

  •
  there shall exist circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement.

        All securities issued in exchange for a global security or any portion of global securities will be registered in the names that the depositary requests. (Sections 204 and 305)

        As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or the nominee will be considered the sole owner and holder of the global security and the securities represented by the global security for all purposes under the securities and the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have the global security or any securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of certificates securities in exchange for their beneficial interest and will not be considered to be the owners or holders of the global security or any securities represented by the global security for any purpose under the securities or the indenture. All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee as the holder of the global securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Ownership of beneficial interests in a global security will be limited to institutions, referred to as participants, that have accounts with the depositary or its nominee participants and to persons that may hold beneficial interests through participants. In connection with the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, with respect to participants' interests, or by a participant, with respect to interests of persons held by that participant on their behalf. Payments, transfers, exchanges and others matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time.

        None of us, The Bank of New York as trustee, or any agent of ours or of The Bank of New York will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Information in the Prospectus Supplement

        The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

  •
  the title of the series;

  •
  the aggregate principal amount offered and any limit on the total principal amount offered of the same series:

  •
  if applicable, the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

  •
  the maturity date or dates;

  •
  whether the debt securities are fixed rate debt securities, floating rate debt securities or indexed debt securities;

  •
  if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

  •
  if the debt security is an original issue discount debt security, the yield to maturity;

  •
  if the debt securities are floating rate debt securities, the interest rate basis, any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

  •
  if other than in U.S. dollars, the currency, currencies or currency unit in which payments will be made;

  •
  any provisions for the payment of additional amounts for taxes;

  •
  the denominations in which the currency, currencies or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

  •
  the terms and conditions on which the debt securities may be redeemed at our option;

  •
  any obligation of ours to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event, and the terms and conditions of redemption, purchase or repayment;

  •
  the person to whom any interest on any debt security of the series is payable, if other than the person in whose name the debt securities are registered at the close of business on the regular record date;

  •
  the regular record date for any interest payable on any interest payment date;

  •
  the place or places where the principal of, premium, if any, and interest on the debt security will be payable;

  •
  any index or formula used to determine the amount of payments of principal, if any, and any premium and interest on the debt security;

  •
  if the debt security is an indexed debt security, the principal amount, if any, that we will pay you at maturity, the amount of interest, if any, that we will pay on an interest payment date or the formula that we will use to calculate these amounts, if any, and the terms on which the debt security will be exchangeable for, or payable in, cash, securities or other property;

  •
  if other than the principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity of the debt security;

  •
  if the principal amount of the debt security which will be payable at the maturity of the debt security will not be determinable as of any date before maturity, the amount which will be deemed to be the outstanding principal amount of the debt security;

  •
  the applicability of any provisions described under "—Defeasance and Discharge";

  •
  any additional covenants applicable to the debt securities:

  •
  the depositary for the debt security, if other than The Depository Trust Company, and any circumstances under which the holder may request securities in nonglobal form;

  •
  the applicability of any provisions described under "—Default, Remedies and Waiver of Default";

  •
  any covenants applicable to the debt securities;

  •
  the names and duties of any cotrustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt security; and

  •
  any other terms of the debt security, which could be different from those described in this prospectus.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security will be made to the person in whose name such debt security is registered at the close of business on the record date for that payment of interest. (Section 307)

        Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the principal corporate trust office of The Bank of New York in New York City, except, that at our option, payment of any interest may be made by check mailed to the address of the person entitled to the payment which appears in the security register. We may designate additional paying agents or rescind the designation of any paying agent at any time, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Section 1002)

        All moneys paid by us to The Bank of New York or any other paying agent for the payment of the principal of, or any premium or interest on, any debt security which moneys remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us. The holder of the debt security thereafter may, as an unsecured creditor, look only to us for payment of the unclaimed funds, and all liability of The Bank of New York or any other paying agent with respect to the unclaimed funds will cease upon payment of the unclaimed funds. (Section 1003)

Covenants

        We make certain promises, or covenants, for the benefit of the holders of the debt securities issued under the indenture. The covenants applicable to a particular series of such debt securities will be set forth in the applicable prospectus supplement relating thereto.

Mergers and Sales of Assets

        The indenture provides that we will not merge or consolidate with or into another person or transfer or lease our assets substantially as an entirety to another person, and another person may not merge or consolidate with or into us or transfer or lease its assets substantially as an entirety to us unless:

  •
  either we are the continuing company, or the successor company, if other than us, is a U.S. corporation and expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture;

  •
  immediately after giving effect to the transaction, there would not be any default in the performance of any covenant or condition of the indenture; and

  •
  if, as a result of the transaction, property of ours would become subject to a lien, as defined above, that would not be permitted under a covenant regarding limitation on liens as described in the applicable prospectus supplement, we would be required to secure the debt securities equally and ratably with the indebtedness secured by the lien. (Section 801)

Modification of the Indentures and Waiver of Covenants

        There are different types of changes that we can make to the indenture and the debt securities of any series under that indenture.

  Changes of the Indenture Requiring Each Holder's Approval

        There are certain changes that cannot be made without the approval of each holder of a debt security affected by the change. Here is a list of those types of changes:

  •
  changing the stated maturity for any principal or interest payment on a debt security;

  •
  reducing the principal amount or the interest rate or the premium payable on any debt security;

  •
  reducing the amount of principal of an original issue discount security or any other debt security payable upon acceleration of its maturity;

  •
  changing the currency of any payment on a debt security;

  •
  changing the place of payment on a debt security;

  •
  impairing a holder's right to sue for payment of any amount due on its debt security;

  •
  reducing the percentage in principal amount of the debt securities of any series, the approval of whose holders is needed to change the applicable indenture or those debt securities;

  •
  reducing the percentage in principal amount of the debt securities of any series, the consent of whose holders is needed to waive our compliance with the applicable indenture or waiving defaults; and

  •
  changing the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or adding to the provisions that cannot be changed or waived without approval of the holder of each affected debt security. (Section 902)

  Changes of the Indenture Not Requiring Approval

        Another type of change does not require any approval by holders of the debt securities of an affected series. These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the indenture after the changes take effect. (Section 901)

        We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities. (Section 901)

  Changes of the Indenture Requiring Majority Approval

        Any other change to the indenture and the debt securities issued under the indenture would require the following approval:

  •
  If the change affects only the debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the debt securities of that series.

  •
  If the change affects the debt securities of more than one series of debt securities issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of each series affected by the change.

In each case, the required approval must be given by written consent.

        The same majority approval would be required for us to obtain a waiver of any of our covenants. If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in "—Changes of the Indenture Requiring Each Holder's Approval", unless that holder approves the waiver. Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver. (Section 1010)

Special Rules for Action by Holders

        When holders take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

  Only Outstanding Debt Securities Are Eligible

        Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. We will also count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be "outstanding":

  •
  if it has been surrendered for cancellation or cancelled;

  •
  if we have deposited or set aside, in trust for its holder, money for its payment or redemption and have duly given notice of its redemption, if appropriate;

  •
  if we have fully defeased it as described below under "Defeasance and Discharge—Full Defeasance";

  •
  if it has been exchanged for other debt securities of the same series due to mutilation, destruction, loss or theft; or

  •
  if we or one of our affiliates is the owner, unless the debt security is pledged under certain circumstances described in the indenture. (Section 101)

  Eligible Principal Amount of Some Debt Securities

        In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

        For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

  •
  For an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default.

  •
  For a debt security whose principal amount is not determinable, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be determinable, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date.

  •
  For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

  Determining Record Dates for Action by Holders

        We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities. (Section 104)

Default, Remedies and Waiver of Default

        You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

  Events of Default

        Unless the applicable prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

  •
  We do not pay interest on any debt security of that series within 30 days after the due date;

  •
  We do not pay the principal or any premium of any debt security of that series on the due date;

  •
  We do not deposit a sinking fund payment with regard to any debt security of that series on the due date but only if the payment is required under the applicable prospectus supplement;

  •
  We remain in breach of any covenant we make for the benefit of the relevant series for 90 days after we receive a written notice of default, stating that we are in breach and requiring us to remedy the breach, from the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

  •
  We file for bankruptcy, or other events of bankruptcy, insolvency or reorganization relating to us occur; or

  •
  If the prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

  Remedies if an Event of Default Occurs

        If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to us, the entire principal amount of the debt securities of that series will be automatically due and payable, without any action by the trustee or any holder. (Section 502)

        Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration for the entire series provided we have done the following:

  •
  We have paid or deposited with the trustee an amount sufficient to pay the following:

  •
  all overdue interest on all the securities of that series;

  •
  any principal or premium on the securities of that series that have become due (other than by the acceleration); and

  •
  any interest on the overdue principal or premium payments at the rate provided for that series; and

  •
  All events of default, other than the failure to pay accelerated principal or other amounts, have been cured or waived. (Section 502)

        If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

        Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the debt securities of that series.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

  •
  The holder of your debt security must give the trustee written notice of a continuing event of default;

  •
  The holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

  •
  The trustee must not have taken action for 60 days after the above steps have been taken; and

  •
  During those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request. (Section 507)

        You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section 508)

  Waiver of Default

        The holders of not less than a majority in principal amount of the outstanding debt securities of a series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security or a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series, however, without the approval of the particular holder of that debt security. (Section 513)

  We Will Give the Trustee Information About Defaults Annually

        We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities issued under it, or else specifying any default under the indenture. (Section 1004)

        Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described under "Global Securities."

Defeasance and Discharge

        The provisions for full defeasance and covenant defeasance described below apply to each debt security if so indicated in the applicable prospectus supplement. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.

  Full Defeasance

        If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:

  •
  We must deposit in trust for the benefit of all holders of those debt securities a combination of money and U.S. government notes or bonds or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

  •
  No event of default under the indenture may have occurred and be continuing, and no event of default described in the fifth bullet point under "Default, Remedies and Waiver of Default—Events of Default" may have occurred and be continuing at any time during the 90 days following the deposit in trust;

  •
  There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves. Under current federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security; and

  •
  We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

        If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment if there was any shortfall.

  Covenant Defeasance

        Under current U.S. federal tax law, we can make the same type of deposit described above and be released from the provisions relating to your debt security listed in the bullets below and any restrictive covenants that may be described in the applicable prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants.

        If we accomplish covenant defeasance with regard to your debt security, the following provisions, of the indenture and your debt security would no longer apply:

  •
  the requirement to secure the debt securities equally and ratably in the event that property of ours becomes subject to a lien as described in the third bullet under "Mergers and Sales of Assets"; and

  •
  the events of default resulting from a breach of covenants, described in the fourth bullet point under "Default, Remedies and Waiver of Default—Events of Default".

        If we accomplish covenant defeasance on your debt security, we must still repay your debt security if there is any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Foreign Currency Debt Securities

        Debt Securities of a series may be denominated in such foreign currencies or currency units as we may designate at the time of offering. Unless otherwise indicated in an applicable prospectus supplement, a foreign currency-denominated debt security will not be sold in, or to a resident of, the country of the specified currency in which such debt security is denominated. Prospective purchasers of foreign currency-denominated debt securities should consult their own financial and legal advisors with respect to any matters that may affect the purchase or holding of a foreign currency-denominated debt security or the receipt of payments of principal of, and any premium and interest on, a foreign currency-denominated debt security in a specified currency.

Notices

        Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Governing Law

        Unless otherwise stated in the prospectus supplement applicable to a particular series of debt securities, the debt securities and the indenture will be governed by New York law.

Concerning the Trustee under the Indenture

        We have and may continue to have banking and other business relationships with The Bank of New York, or any subsequent trustee, in the ordinary course of business.

PLAN OF DISTRIBUTION

        We may sell our debt securities from time to time in their initial offering to one or more underwriters for public offering and sale by them or to investors directly or through agents or through a combination of any of these methods. We will name any underwriter or agent involved in the offer and sale of any offered securities in the applicable prospectus supplement.

        The debt securities we distribute by any of these methods may be sold to the public in one or more transactions at a fixed price or prices that may be changed, or, from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the offered securities upon the terms and conditions specified in any prospectus supplement. Underwriters may sell offered securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. These concessions and/or commissions may be changed from time to time. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters as that term is defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions.

        We will specify in the prospectus supplement any underwriting compensation we pay to underwriters or agents in connection with the offering of offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

        We may agree or provide underwriters, dealers and agents indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

        Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm and the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby.

        If we so indicate in a prospectus supplement, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of offered securities sold pursuant to contracts shall be not less nor more than, the respective amounts stated in such prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except:

  •
  the purchase by an institution of the offered securities covered by its contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject; and

  •
  if the offered securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the offered securities less the principal amount thereof covered by contracts.

        Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.

        All offered securities will be a new issue of securities with no established trading market. An underwriter to whom we sell offered securities for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any offered securities.

        Certain of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, us in the ordinary course of business.

LEGAL MATTERS

        Morgan, Lewis & Bockius LLP has rendered an opinion to us regarding the validity of the securities to be offered by the prospectus.

EXPERTS

        The consolidated financial statements of The New York Times Company as of December 30, 2007 and for the year then ended appearing in The New York Times Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2007 (including the schedule for the year ended December 30, 2007 appearing therein), and the effectiveness of The New York Times Company's internal control over financial reporting as of December 30, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon the reports given upon the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements and the related financial statement schedule as of December 31, 2006 and for each of the two years in the period ended December 31, 2006, incorporated in this prospectus by reference from The New York Times Company's Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other expenses of issuance and distribution.

        The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by Registrant in connection with the distribution of debt securities registered under this registration statement.

SEC registration fee	$	*
Accounting fees and expenses		**
Trustees' fees and expenses (including counsel fees)		**
Legal fees and expenses		**
Printing and engraving fees		**
Miscellaneous		**

Total	$	**

*
Excluded because the SEC registration fee is being deferred pursuant to Rule 456(b).

**
An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of directors and officers.

        Pursuant to the New York Business Corporation Law (NYBCL), we have the power to indemnify certain persons, including our officers and directors, under stated circumstances and subject to certain limitations in connection with services performed in good faith for The New York Times Company (the "Company").

        Pursuant to Article Ninth of our amended and restated certificate of incorporation, no director of the Company shall be personally liable to the Company or its stockholders for damages for any breach of duty as a director; provided that Article Ninth shall neither eliminate nor limit liability: (a) if a judgment or other final adjudication adverse to such director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts of misconduct violated Section 719 of the NYBCL; or (b) for any act or omission prior to the effectiveness of Article Ninth. Any repeal of or modification to the provisions of Article Ninth shall not adversely affect any right or protection of a director of the Company existing pursuant to Article Ninth immediately prior to such repeal or modification.

        Under our by-laws, any person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that he or she or his or her testator or intestate is or was a director or officer of the Company, or served any other corporation or entity of any type or kind, domestic or foreign, in any capacity, at the request of the Company, shall be indemnified against judgments, fines, amounts paid in settlement, taxes or penalties and expenses, including attorneys' fees, to the full extent permitted by law; provided that no indemnification may be made in any case if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

        Our by-laws provide that such right to indemnification is not intended to limit any right to indemnification to which any officer or director would be entitled by law in the absence of such by-law provision, nor shall it be deemed exclusive of any other rights such a person may have under law, any provision of our certificate of incorporation or by-laws, any agreement approved by our board of directors, or a resolution of stockholders or directors.

        We maintain directors' and officers' liability insurance which insures against liabilities that directors, or officers of the Company may incur in such capacities.

Item 16.    Exhibits.

Exhibit Number	Description
1.1	Form of Underwriting Agreement
3.1	Certificate of Incorporation, as amended and restated (filed as an exhibit to the Registrant's Form 10-Q dated August 9, 2007, and incorporated by reference herein)
3.2	By-Laws, as amended and restated (filed as an exhibit to the Registrant's Form 10-Q dated August 9, 2007, and incorporated by reference herein)
4.1	Indenture, dated March 29, 1995, between The New York Times Company and The Bank of New York (as successor to Chemical Bank), as trustee (filed as an exhibit to the Registrant's registration statement on Form S-3 File No. 33-57403, and incorporated by reference herein)
4.2	First Supplemental Indenture, dated August 21, 1998 between The New York Times Company and The Bank of New York (as successor to The Chase Manhattan Bank (formerly known as Chemical Bank)), as trustee (filed as an exhibit to the Registrant's registration statement on Form S-3 File No. 333-62023, and incorporated by reference herein)
4.3	Second Supplemental Indenture, dated July 26, 2002, between The New York Times Company and The Bank of New York (as successor to JPMorgan Chase Bank (formerly known as Chemical Bank and The Chase Manhattan Bank)), as trustee (filed as an exhibit to the Registrant's registration statement on Form S-3 File No. 333-97199, and incorporated by reference herein)
4.4	Form of notes related to the debt securities (included in Exhibit 4.1 hereto)
5.1	Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered
12.1	Statement regarding computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12 to the Registrant's Annual Report on Form 10-K for the year ended December 30, 2007)
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.3	Consent of Morgan, Lewis & Bockius LLP (included in the opinion filed as Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of this registration statement)
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee in respect of the Indenture

Item 17.    Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

        (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

        (2)   that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (4)   that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (A)  each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

        (5)   that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (A)  any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

          (B)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

          (C)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

          (D)  any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on February 27, 2008.

THE NEW YORK TIMES COMPANY
By:	/s/ RHONDA L. BRAUER Rhonda L. Brauer Secretary and Corporate Governance Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Kenneth A. Richieri and Rhonda L. Brauer, and each acting alone, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or posteffective, and any other registration statement for the same offering filed under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ARTHUR SULZBERGER, JR. Arthur Sulzberger, Jr.	Chairman and Director	February 27, 2008
/s/ JANET L. ROBINSON Janet L. Robinson	Chief Executive Officer, President and Director (principal executive officer)	February 27, 2008
/s/ JAMES M. FOLLO James M. Follo	Senior Vice President and Chief Financial Officer (principal financial officer)	February 27, 2008
/s/ R. ANTHONY BENTEN R. Anthony Benten	Vice President and Corporate Controller (principal accounting officer)	February 27, 2008

/s/ MICHAEL GOLDEN Michael Golden	Vice Chairman and Director	February 27, 2008
/s/ BRENDA C. BARNES Brenda C. Barnes	Director	February 27, 2008
/s/ RAUL E. CESAN Raul E. Cesan	Director	February 27, 2008
/s/ DANIEL H. COHEN Daniel H. Cohen	Director	February 27, 2008
/s/ LYNN G. DOLNICK Lynn G. Dolnick	Director	February 27, 2008
/s/ WILLIAM E. KENNARD William E. Kennard	Director	February 27, 2008
/s/ JAMES M. KILTS James M. Kilts	Director	February 27, 2008
/s/ DAVID E. LIDDLE David E. Liddle	Director	February 27, 2008
/s/ ELLEN R. MARRAM Ellen R. Marram	Director	February 27, 2008
/s/ THOMAS MIDDELHOFF Thomas Middelhoff	Director	February 27, 2008
/s/ DOREEN A. TOBEN Doreen A. Toben	Director	February 27, 2008

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement
3.1	Certificate of Incorporation, as amended and restated (filed as an exhibit to the Registrant's Form 10-Q dated August 9, 2007, and incorporated by reference herein)
3.2	By-Laws, as amended and restated (filed as an exhibit to the Registrant's Form 10-Q dated August 9, 2007, and incorporated by reference herein)
4.1
Indenture, dated March 29, 1995, between The New York Times Company and The Bank of New York (as successor to Chemical Bank), as trustee (filed as an exhibit to the Registrant's registration statement on Form S-3 File No. 33-57403, and incorporated by reference herein)
4.2
First Supplemental Indenture, dated August 21, 1998 between The New York Times Company and The Bank of New York (as successor to The Chase Manhattan Bank (formerly known as Chemical Bank)), as trustee (filed as an exhibit to the Registrant's registration statement on Form S-3 File No. 333-62023, and incorporated by reference herein)
4.3
Second Supplemental Indenture, dated July 26, 2002, between The New York Times Company and The Bank of New York (as successor to JPMorgan Chase Bank (formerly known as Chemical Bank and The Chase Manhattan Bank)), as trustee (filed as an exhibit to the Registrant's registration statement on Form S-3 File No. 333-97199, and incorporated by reference herein)
4.4	Form of notes related to the debt securities (included in Exhibit 4.1 hereto)
5.1	Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered
12.1	Statement regarding computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12 to the Registrant's Annual Report on Form 10-K for the year ended December 30, 2007)
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.3	Consent of Morgan, Lewis & Bockius LLP (included in the opinion filed as Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of this registration statement)
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee in respect of the Indenture

QuickLinks

TABLE OF CONTENTS
THE NEW YORK TIMES COMPANY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
USE OF PROCEEDS
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other expenses of issuance and distribution.
  Item 15. Indemnification of directors and officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX